 Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
TO TENDER SHARES OF COMMON STOCK
PURSUANT TO THE OFFER TO PURCHASE
DATED MAY 13, 2024
by
INCYTE CORPORATION
of
UP TO $1.672 BILLION IN VALUE OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
GREATER THAN $60.00 PER SHARE NOR LESS THAN $52.00 PER SHARE
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON MONDAY, JUNE 10, 2024, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 16.
1st: 2nd: 3rd: 4th: 5th:

☐
Lost Certificates. I have lost my certificate(s) for           shares and require assistance in replacing the shares. (See Instruction 13).

DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT	CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
	Certificate Number(s)(1)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(2)

Total Shares Tendered
(1) Need not be completed if shares are tendered by book-entry transfer.

(2)
If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

This Letter of Transmittal is to be used either if certificates for shares (as defined below) are to be forwarded herewith or, unless an agent’s message (as defined in Section 3 of the Offer to Purchase (as defined below)) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary (as defined below) at the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their shares and all other documents required hereby to the Depositary prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.
Your attention is directed in particular to the following:
1.
If you want to retain your shares, you do not need to take any action.

2.
If you want to participate in the Offer (as defined below) and wish to maximize the chance that the Company (as defined below) will accept for payment the shares you are tendering by this Letter of Transmittal, you should check the box in the section captioned “Shares Tendered At Price Determined Under the Offer” below under the section captioned “Price (in Dollars) Per Share At Which Shares Are Being Tendered” and complete the other portions of this Letter of Transmittal as appropriate. You should understand that this election may effectively lower the Final Purchase Price (as defined below) and could result in your shares being purchased at the minimum price of $52.00 per share, a price that is below the closing market price for the shares on May 10, 2024, the last full trading day before announcement and commencement of the Offer, when The Nasdaq Stock Market LLC (“Nasdaq”) closing price was $53.06 per share.

3.
If you wish to select a specific price at which you will be tendering your shares, you should check one of the boxes in the section captioned “Shared Tendered At Price Determined by Stockholder” under the section captioned “Price (in Dollars) Per Share At Which Shares Are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:
Account Number:
Transaction Code Number:
☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name (s) of Registered Owner (s):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
If delivered by book-entry transfer, check box: ☐

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1.
SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by the Company in accordance with the Offer.
☐
The undersigned wants to maximize the chance that the Company will accept for payment the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $52.00 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $52.00, a price that is below the closing market price for the shares on May 10, 2024, the last full trading day before announcement and commencement of the Offer, when the Nasdaq closing price was $53.06 per share.

2.
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares at the price checked. The undersigned understands that this action could result in the Company purchasing none of the shares tendered hereby if the purchase price determined by the Company for the shares is less than the price checked below.
☐ $52.00☐ $53.75☐ $55.50☐ $57.25☐ $59.00
☐ $52.25☐ $54.00☐ $55.75☐ $57.50☐ $59.25
☐ $52.50☐ $54.25☐ $56.00☐ $57.75☐ $59.50
☐ $52.75☐ $54.50☐ $56.25☐ $58.00☐ $59.75
☐ $53.00☐ $54.75☐ $56.50☐ $58.25☐ $60.00
☐ $53.25☐ $55.00☐ $56.75☐ $58.50
☐ $53.50☐ $55.25☐ $57.00☐ $58.75
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.
A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS (See Instruction 15)
To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER (See Instruction 14)
A tendering stockholder may condition the tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked this box:
☐ The tendered shares represent all shares held by the undersigned.

Ladies and Gentlemen:
The undersigned hereby tenders to Incyte Corporation (the “Company”) the above-described common stock, $.001 par value (the “shares”), of the Company, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated May 13, 2024 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.
Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints Computershare Trust Company, N.A. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned (understanding that the Depositary is also acting as agent for the Company), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.
All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The valid tender of shares by the undersigned by one of the procedures described in the Offer to Purchase will constitute a binding agreement between the undersigned and the Company on the terms of, and subject to the conditions to, the Offer, which agreement will be governed by the laws of the State of New York.
The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.
It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to the Company within the period specified in the Offer or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in shares or

Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.
The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing shares tendered. The certificate numbers, the number of shares evidenced by the certificates, the number of shares that the undersigned wishes to tender, and the price at which the shares are being tendered should be set forth in the appropriate boxes above.
The undersigned understands that the Company will designate a single per share price that the Company will pay for shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price, not greater than $60.00 per share nor less than $52.00 per share, that will allow it to purchase shares having an aggregate purchase price of $1.672 billion, or a lower amount depending on the number of shares properly tendered and not properly withdrawn (such purchase price, the “Final Purchase Price”). Only shares validly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be eligible for purchase in the Offer. All shares acquired in the Offer will be acquired at the Final Purchase Price, including those shares tendered at a price lower than the Final Purchase Price. However, due to the “odd lot” priority, proration and conditional tender offer provisions described in this Offer to Purchase, all of the shares tendered may not be purchased if the number of shares properly tendered at or below the Final Purchase Price and not properly withdrawn have an aggregate value in excess of $1.672 billion (based on the Final Purchase Price).
The Company will purchase only those shares properly tendered and not properly withdrawn upon the terms and conditions of the Offer. All shares accepted for payment will be paid promptly after the Expiration Time, net to the seller in cash, less any applicable withholding taxes and without interest. At the maximum Final Purchase Price of $60.00 per share, the Company would purchase 27,866,667 shares if the Offer is fully subscribed, which would represent approximately 12.4% of the issued and outstanding shares as of May 9, 2023. At the minimum Final Purchase Price of $52.00 per share, the Company would purchase 32,153,846 shares if the Offer is fully subscribed, which would represent approximately 14.3% of the issued and outstanding shares as of May 9, 2023.
Shares not purchased in the Offer will be returned at the Company’s expense promptly following the expiration of the Offer. The Company reserves the right, in its sole discretion, to change the stockholders’ per share purchase price options and to increase or decrease the aggregate value of shares sought in the Offer, subject to applicable law.
In accordance with the rules of the U.S. Securities and Exchange Commission, the Company may purchase in the Offer up to an additional 2% of the Company’s outstanding shares without amending or extending the Offer.
The Company will not purchase fractional shares, and the total number of shares the Company purchases will be rounded down to the largest number of whole shares that can be purchased for up to $1.672 billion.
Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the shares so tendered. The undersigned acknowledges that, as described in Instruction 7, if payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.
NOTE: SIGNATURE MUST BE PROVIDED ON THE NEXT PAGE.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)
To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.
Issue: ☐ Check ☐ Certificate(s) to:
Name (Please Print)
Address (Include Zip Code)
(Taxpayer Identification or Social Security Number)
(See Internal Revenue Service (“IRS”) Form W-9 Included Herewith)
Check and complete if applicable:
☐ Credit shares delivered by book-entry transfer and not purchased to the account set forth below:
Account Number:
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6, 7 and 8)
To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.
Mail: ☐ Check ☐ Certificate(s) to:
Name (Please Print)
Address (Include Zip Code)
(Taxpayer Identification or Social Security Number)
(See IRS Form W-9 Included Herewith)

SIGN HERE (Also Complete Accompanying IRS Form W-9 or Applicable IRS Form W-8)
(Signature(s) of Stockholder(s))
Dated: , 2024
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)
Name(s)
(Please Print)
Capacity (full title)
Address
(Include Zip Code)
Daytime Area Code and Telephone Number:
Taxpayer Identification or Social Security Number:
(Complete Accompanying IRS Form W-9 or Applicable IRS Form W-8)
GUARANTEE OF SIGNATURE(S) (If Required — See Instructions 1 and 6)
Authorized Signature:

Name(s): (Please Print)
Name of Firm:
Title:
Address (Include Zip Code)
Daytime Area Code and Telephone Number:
Dated: , 2024

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
1.   Guarantee of Signatures.   No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. Stockholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.
2.    Requirements of Tender.   This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder validly to tender shares pursuant to the Offer, either (a) a Letter of Transmittal (a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary), in each case prior to the Expiration Time, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.
Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Company, must be received by the Depositary prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within two trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which Nasdaq is open for business. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book- entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Company may enforce such agreement against such participant.
The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance for payment of their shares.
3.    Inadequate Space.   If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares stock should be listed on a separate signed schedule attached hereto.
4.    Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer).   If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
5.    Indication of Price at Which Shares Are Being Tendered.   For shares to be properly tendered, the stockholder MUST either (1) check the box in the section captioned “Shares Tendered At Price Determined Under The Offer” in order to maximize the chance of having the Company accept for payment the shares tendered (subject to the possibility of proration) or (2) check the box indicating the price per share at which such stockholder is tendering shares under “Shares Tendered At Price Determined by Stockholder.” Selecting option (1) may effectively lower the Final Purchase Price and could result in the stockholder receiving a price per share as low as $52.00, a price that is below the closing market price for the shares on May 10, 2024, the last full trading day before announcement and commencement of the Offer, when the Nasdaq closing price was $53.06 per share. ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A STOCKHOLDER WISHING TO TENDER PORTIONS OF SUCH STOCKHOLDER’S SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH STOCKHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH STOCKHOLDER’S SHARE HOLDINGS. The same shares cannot be tendered more than once or at more than one price unless previously properly and withdrawn as provided in Section 4 of the Offer to Purchase.
6.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.   If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.
If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.
If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.
If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.
7.    Stock Transfer Taxes.   The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.
Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.
8.    Special Payment and Delivery Instructions.   If a check for the purchase price of any shares accepted for payment is to be issued name of, and/or certificates for any shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 6.
9.    Irregularities.   The Company will determine in its sole discretion all questions as to the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Depositary, the Information Agent (each as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.
10.    U.S. Federal Backup Withholding Tax.   Under the U.S. federal backup withholding tax rules, 24% of the gross proceeds payable to a stockholder or other payee in the Offer generally will be subject to withholding unless (i) the stockholder or other payee provides such person’s taxpayer identification number (generally an employer identification number or social security number) to the Depositary or other payor and certifies under penalties of perjury that this number is correct and that such stockholder or payee is not subject to backup withholding or (ii) the stockholder or other payee is otherwise exempt from backup withholding. We understand that the Depositary intends to withhold unless it receives appropriate documentation that backup withholding does not apply to a particular stockholder. In the case of a U.S. Holder (as defined in Section 14 of the Offer to Purchase), such documentation is provided by submitting to the Depositary a properly completed copy of the IRS Form W-9 included with this Letter of Transmittal. See the accompanying instructions to IRS Form W-9 below for guidance on properly completing the form. In the case of a Non-U.S. Holder (as defined in Section 14 of the Offer to Purchase), the relevant documentation is provided by submitting to the Depositary a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such person’s non-U.S. status. An applicable IRS Form W-8 can be obtained from the Depositary or from the IRS website (http://www.irs.gov).
For additional information, see the discussion under “Important Tax Information” below and the instructions to IRS Forms W-8 or W-9, as applicable. Stockholders are urged to consult with their tax advisors regarding possible qualifications for exemption from backup withholding tax and the procedure for obtaining any applicable exemption.
11.    U.S. Federal Withholding for Non-U.S. Holders.   The U.S. federal income tax treatment of the receipt of cash in exchange for shares by a Non-U.S. Holder pursuant to the Offer will depend upon facts that are unique to each Non-U.S. Holder. Accordingly, a Non-U.S. Holder should expect that the Depositary generally will withhold U.S. federal withholding tax from the gross proceeds payable to a Non-U.S. Holder pursuant to the Offer at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required pursuant to an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). In order to claim a reduction in the rate of, or an exemption from, such withholding tax, a Non-U.S. Holder must deliver to the Depositary a correct, properly completed and executed IRS Form W-8BEN or W-8BEN-E (with respect to income tax treaty benefits) or IRS Form W-8ECI (with respect to amounts effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States), as applicable, claiming such reduced rate or exemption. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any such tax withheld (i) if such Non-U.S. Holder meets any of the Section 302 Tests (as defined in Section 14 of the Offer to Purchase) or (ii) if such Non-U.S. Holder is otherwise able to establish that no or a reduced amount of tax is due.
For additional information, see the discussion under “Important Tax information” below. Non-U.S. Holders are urged to consult with their tax advisors regarding the particular tax consequences to them of selling shares pursuant to the Offer, including the application of the 30% U.S. federal withholding tax, their potential eligibility for a reduced rate of, or exemption from, such withholding tax, and their potential eligibility for, and procedures for claiming, a refund of any such withholding tax.
12.    Requests for Assistance or Additional Copies.   Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and IRS Form W-9 may be directed to the Information Agent at its address set forth on the last page of this Letter of Transmittal.
13.    Lost, Destroyed or Stolen Certificates.   If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated you should contact Computershare Trust Company, N.A., as Transfer Agent for our shares, at (877) 373-6374 for information regarding replacement of lost securities. You should also check the box for “Lost Certificates” in the appropriate box on page 1 and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your request by phone or Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation.
14.    Conditional Tenders.   As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased.
If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.
As discussed in Sections 1 and 5 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares to be purchased.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.
The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such shares by the stockholder, rather than the payment of a distribution to the stockholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Each stockholder is urged to consult his or her own tax advisor. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax results in all cases. See Section 14 of the Offer to Purchase.
15.   Odd Lots.   As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.
16.   Order of Purchase in Event of Proration.   As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 14 of the Offer to Purchase.
IMPORTANT.   This Letter of Transmittal (or a manually signed facsimile hereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION
Under the U.S. federal backup withholding tax rules, 24% of the gross proceeds payable to a stockholder or other payee in the Offer generally will be subject to withholding unless (i) the stockholder or other payee provides such person’s taxpayer identification number (generally an employer identification number or social security number) (“TIN”) to the Depositary or other payor and certifies under penalties of perjury that this number is correct and that such stockholder or payee is not subject to backup withholding or (ii) the stockholder or other payee is otherwise exempt from backup withholding and, if required, demonstrates that fact. We understand that the Depositary intends to withhold unless it receives appropriate documentation establishing that backup withholding does not apply to a particular stockholder. In the case of a U.S. Holder, such documentation is provided by submitting to the Depositary a properly completed copy of the IRS Form W-9 included with this Letter of Transmittal. See the accompanying instructions to IRS Form W-9 below for guidance on completing the IRS Form W-9. In the case of a Non-U.S. Holder, the relevant documentation is provided by submitting to the Depositary a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such person’s non-U.S. status. An applicable IRS Form W-8 can be obtained from the Depositary or from the IRS website (http://www.irs.gov). If a tendering U.S. Holder has not been issued a TIN, and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the IRS Form W-9. If “Applied For” is written in Part I of the IRS Form W-9 and the Depositary is not provided with a TIN by the time for payment, the Depositary will withhold 24% of all payments of the purchase price to such stockholder.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is furnished to the IRS on a timely basis.
The U.S. federal income tax treatment of the receipt of cash in exchange for shares by a Non-U.S. Holder pursuant to the Offer will depend upon facts that are unique to each Non-U.S. Holder. Accordingly, a Non-U.S. Holder should expect that the Depositary generally will withhold U.S. federal withholding tax from the gross proceeds payable to a Non-U.S. Holder pursuant to the Offer at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required pursuant to an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). In order to claim a reduction in the rate of, or an exemption from, such withholding tax, a Non-U.S. Holder must deliver to the Depositary a correct, properly completed and executed IRS Form W-8BEN or W-8BEN-E (with respect to income tax treaty benefits) or IRS Form W-8ECI (with respect to amounts effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States), as applicable, claiming such reduced rate or exemption. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any such tax withheld (i) if such Non-U.S. Holder meets any of the Section 302 Tests (as defined in Section 14 of the Offer to Purchase) or (ii) if such Non-U.S. Holder is otherwise able to establish that no or a reduced amount of tax is due.
In addition, pursuant to the Foreign Account Tax Compliance Act, the regulations promulgated thereunder and official interpretations thereof, a payment to a Non-U.S. Holder treated as a dividend may be subject to withholding at a 30% rate (rather than a lower treaty rate) unless (i) in the case of a payment to a “foreign financial institution” (including any entity through which a Non-U.S. Holder receives the payment), such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution) or (ii) in the case of a payment to a “non-financial foreign entity” (including any entity through which a Non-U.S. Holder receives the payment), such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (generally by providing an IRS Form W-8BEN-E). Any such withholding may be credited against, and therefore reduce, any 30% withholding tax on dividends as discussed above. In certain circumstances, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from these rules, which exemption is typically evidenced by providing appropriate documentation

(such as an IRS Form W-8BEN-E). In addition, an intergovernmental agreement between the United States and the jurisdiction of a foreign financial institution may modify these rules. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of these rules on their disposition of shares pursuant to the Offer.
FAILURE TO COMPLETE AND RETURN EITHER THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, WILL RESULT IN BACKUP WITHHOLDING OF 24% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS TO IRS FORM W-9 FOR ADDITIONAL INFORMATION. IN ADDITION, NON-U.S. HOLDERS MAY BE SUBJECT TO U.S. FEDERAL WITHHOLDING TAX AT A RATE OF 30% ON THE GROSS PROCEEDS PAID PURSUANT TO THE OFFER.

Form W-9(Rev. March 2024)Request for TaxpayerIdentification Number and CertificationDepartment of the TreasuryInternal Revenue Service Go to www.irs.gov/FormW9 for instructions and the latest information.Give form to therequester. Do notsend to the IRS.Before you begin. For guidance related to the purpose of Form W-9, see Purpose of Form, below.Print or type.See Specific Instructions on page 3.1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner’s name on line 1, and enter the business/disregardedentity’s name on line 2.)2 Business name/disregarded entity name, if different from above.3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Checkonly one of the following seven boxes.Individual/sole proprietor C corporation S corporation Partnership Trust/estateLLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . .Note: Check the “LLC” box above and, in the entry space, enter the appropriate code (C, S, or P) for the taxclassification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriatebox for the tax classification of its owner.Other (see instructions)3b If on line 3a you checked “Partnership” or “Trust/estate,” or checked “LLC” and entered “P” as its tax classification,and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, checkthis box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . . . . . .4 Exemptions (codes apply only tocertain entities, not individuals;see instructions on page 3):Exempt payee code (if any)Exemption from Foreign Account TaxCompliance Act (FATCA) reportingcode (if any)(Applies to accounts maintainedoutside the United States.)5 Address (number, street, and apt. or suite no.). See instructions.6 City, state, and ZIP codeRequester’s name and address (optional)7 List account number(s) here (optional)Part I Taxpayer Identification Number (TIN)Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoidbackup withholding. For individuals, this is generally your social security number (SSN). However, for aresident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For otherentities, it is your employer identification number (EIN). If you do not have a number, see How to get aTIN, later.Note: If the account is in more than one name, see the instructions for line 1. See also What Name andNumber To Give the Requester for guidelines on whose number to enter.Social security number– –orEmployer identification number–Part II CertificationUnder penalties of perjury, I certify that:1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal RevenueService (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I amno longer subject to backup withholding; and3. I am a U.S. citizen or other U.S. person (defined below); and4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholdingbecause you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid,acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, paymentsother than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.SignHereSignature ofU.S. person DateGeneral InstructionsSection references are to the Internal Revenue Code unless otherwisenoted.Future developments. For the latest information about developmentsrelated to Form W-9 and its instructions, such as legislation enactedafter they were published, go to www.irs.gov/FormW9.What’s NewLine 3a has been modified to clarify how a disregarded entity completesthis line. An LLC that is a disregarded entity should check theappropriate box for the tax classification of its owner. Otherwise, itshould check the “LLC” box and enter its appropriate tax classification.New line 3b has been added to this form. A flow-through entity isrequired to complete this line to indicate that it has direct or indirectforeign partners, owners, or beneficiaries when it provides the Form W-9to another flow-through entity in which it has an ownership interest. Thischange is intended to provide a flow-through entity with informationregarding the status of its indirect foreign partners, owners, orbeneficiaries, so that it can satisfy any applicable reportingrequirements. For example, a partnership that has any indirect foreignpartners may be required to complete Schedules K-2 and K-3. See thePartnership Instructions for Schedules K-2 and K-3 (Form 1065).Purpose of FormAn individual or entity (Form W-9 requester) who is required to file aninformation return with the IRS is giving you this form because theyCat. No. 10231X Form W-9 (Rev. 3-2024)

Form W-9 (Rev. 3-2024)Page 2must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.• Form 1099-INT (interest earned or paid).• Form 1099-DIV (dividends, including those from stocks or mutual funds).• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).• Form 1099-NEC (nonemployee compensation).• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).• Form 1099-S (proceeds from real estate transactions).• Form 1099-K (merchant card and third-party network transactions).• Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).• Form 1099-C (canceled debt).• Form 1099-A (acquisition or abandonment of secured property).Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.Caution: If you don’t return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.By signing the filled-out form, you:1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);2. Certify that you are not subject to backup withholding; or3. Claim exemption from backup withholding if you are a U.S. exempt payee; and4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See What Is FATCA Reporting, later, for further information.Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:• An individual who is a U.S. citizen or U.S. resident alien;• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;• An estate (other than a foreign estate); or• A domestic trust (as defined in Regulations section 301.7701-7).Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.• In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.2. The treaty article addressing the income.3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.4. The type and amount of income that qualifies for the exemption from tax.5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.Backup WithholdingWhat is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.Payments you receive will be subject to backup withholding if:1. You do not furnish your TIN to the requester;2. You do not certify your TIN when required (see the instructions for Part II for details);3. The IRS tells the requester that you furnished an incorrect TIN;4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under “By signing the filled-out form” above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024)Page 3Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier.What Is FATCA Reporting?The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.Updating Your InformationYou must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.PenaltiesFailure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.Specific InstructionsLine 1You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.• Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.• Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2.• Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.• Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.• Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. Forexample, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.Line 2If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.Line 3aCheck the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.IF the entity/individual on line 1 is a(n) . . .THEN check the box for . . .• CorporationCorporation.• Individual or • Sole proprietorshipIndividual/sole proprietor.• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporationLimited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.• PartnershipPartnership.• Trust/estateTrust/estate.Line 3bCheck this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.Line 4 ExemptionsIf you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.Exempt payee code.• Generally, individuals (including sole proprietors) are not exempt from backup withholding.• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2—The United States or any of its agencies or instrumentalities.3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.5—A corporation.6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.7—A futures commission merchant registered with the Commodity Futures Trading Commission.8—A real estate investment trust.9—An entity registered at all times during the tax year under the Investment Company Act of 1940.10—A common trust fund operated by a bank under section 584(a).11—A financial institution as defined under section 581.12—A middleman known in the investment community as a nominee or custodian.13—A trust exempt from tax under section 664 or described in section 4947.The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.IF the payment is for . . .THEN the payment is exempt for . . .• Interest and dividend paymentsAll exempt payees except for 7.• Broker transactionsExempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.• Barter exchange transactions and patronage dividendsExempt payees 1 through 4.• Payments over $600 required to be reported and direct sales over $5,0001Generally, exempt payees 1 through 5.2• Payments made in settlement of payment card or third-party network transactionsExempt payees 1 through 4.1 See Form 1099-MISC, Miscellaneous Information, and its instructions.2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) entered on the line for a FATCA exemption code.A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).B—The United States or any of its agencies or instrumentalities.C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.G—A real estate investment trust.H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.I—A common trust fund as defined in section 584(a).J—A bank as defined in section 581.K—A broker.L—A trust exempt from tax under section 664 or described in section 4947(a)(1).M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.Line 5Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter “NEW” at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.Line 6Enter your city, state, and ZIP code.Part I. Taxpayer Identification Number (TIN)Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below.If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity’s EIN.Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. CertificationTo establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.Signature requirements. Complete the certification as indicated in items 1 through 5 below.1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.What Name and Number To Give the RequesterFor this type of account:Give name and SSN of:1. IndividualThe individual2. Two or more individuals (joint account) other than an account maintained by an FFIThe actual owner of the account or, if combined funds, the first individual on the account13. Two or more U.S. persons (joint account maintained by an FFI)Each holder of the account4. Custodial account of a minor (Uniform Gift to Minors Act)The minor25. a. The usual revocable savings trust (grantor is also trustee)The grantor-trustee1b. So-called trust account that is not a legal or valid trust under state lawThe actual owner16. Sole proprietorship or disregarded entity owned by an individualThe owner37. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**The grantor*For this type of account:Give name and EIN of:8. Disregarded entity not owned by an individualThe owner9. A valid trust, estate, or pension trustLegal entity410. Corporation or LLC electing corporate status on Form 8832 or Form 2553The corporation11. Association, club, religious, charitable, educational, or other tax-exempt organizationThe organization12. Partnership or multi-member LLCThe partnership13. A broker or registered nomineeThe broker or nominee14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program paymentsThe public entity15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**The trust1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.2 Circle the minor’s name and furnish the minor’s SSN.3 You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)* Note: The grantor must also provide a Form W-9 to the trustee of the trust.** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.Secure Your Tax Records From Identity TheftIdentity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.To reduce your risk:• Protect your SSN,• Ensure your employer is protecting your SSN, and• Be careful when choosing a tax return preparer.If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024)Page 6Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.Go to www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.Privacy Act NoticeSection 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.

This Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Via Email (for eligible institutions only): CANOTICEOFGUARANTEE@computershare.com
Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.
Questions and requests for assistance may be directed to the Dealer Manager or the Information Agent at their respective addresses set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Collect: (212) 269-5550
Toll-Free: (866) 864-4943
E-mail: INCY@dfking.com
The Dealer Manager for the Offer is:
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attn: Equity Derivatives Group
Call: (212) 902-8226